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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of AmSurg Corp. on Form S-1 of our report dated October 7, 1997 (relating to the financial statements of The Endoscopy Center, Inc.) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated October 7, 1997 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
-------------------------
    DELOITTE & TOUCHE LLP

Nashville, Tennessee
April 22, 1998